EXHIBIT 1

                                AGREEMENT TO FILE
                                A JOINT STATEMENT

        By their signatures, the undersigned agree to file a joint Schedule 13D and understand that such statement is filed by or on behalf of each of them.



Dated:  February 11, 1997                     /s/ David M. Goldenberg
                                            --------------------------------
                                            David M. Goldenberg

Dated:  February 11, 1997                     /s/ Deborah S. Orlove
                                            (formerly Deborah S. Goldenberg)
                                            --------------------------------
                                            Deborah S. Orlove

Dated:  February 11, 1997                     /s/ Eva J. Goldenberg
                                            --------------------------------
                                            Eva J. Goldenberg

Dated:  February 11, 1997                     /s/ Neil A. Goldenberg
                                            --------------------------------
                                            Neil A. Goldenberg

Dated:  February 11, 1997                     /s/ Lee R. Goldenberg
                                            --------------------------------
                                            Lee R. Goldenberg


                                            ESCALON CORP.

Dated:  February 11, 1997                   By:  /s/ David M. Goldenberg
                                            --------------------------------
                                            David M. Goldenberg, President



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